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                                                                    EXHIBIT 99.1


NEWS RELEASE                                                     [WILLIAMS LOGO]


NYSE: WMB                                           LEADING ENERGY SOLUTIONS(TM)
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DATE:     Feb. 20, 2003

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
CONTACT:  Kelly Swan                     Travis Campbell                   Richard George
          Williams (media relations)     Williams (investor relations)     Williams (investor relations)
          (918) 573-6932                 (918) 573-2944                    (918) 573-3679
          KELLY.SWAN@WILLIAMS.COM        TRAVIS.CAMPBELL@WILLIAMS.COM      RICHARD.GEORGE@WILLIAMS.COM
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         Northwest Pipeline Corporation Initiates Private Debt Issuance

         SALT LAKE CITY - Northwest Pipeline Corporation, a subsidiary of The Williams Companies, Inc. (NYSE:WMB), announced today that it is planning an offering of $150 million of senior notes due 2010 to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933.

         Northwest intends to use the proceeds for general corporate purposes, including the funding of capital expenditures.

         The notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.